CONSENT OF DANIELSON ASSOCIATES, INC.



We hereby consent to the use of our firm's name in the Form S-4 Registration Statement of Valley National Bancorp relating to the registration of shares of Valley common stock to be issued in connection with the proposed acquisition of Ramapo Financial Corporation. We also consent to the inclusion of our opinion letter as an Appendix to the Proxy Statement-Prospectus included as part of the Form S-4 Registration Statement, and to the references to our opinion included in the Proxy Statement-Prospectus.


                                                      DANIELSON ASSOCIATES, INC.


                                                  By:  JON D. HOLTAWAY
                                                       -------------------------
                                                       Jon D. Holtaway
                                                       Senior Vice President

Date:  March 16, 1999